Exhibit 23

Consent of Independent Registered Public Accounting Firm

Sears Hometown and Outlet Stores, Inc.
Hoffman Estates, Illinois 60192
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-188645) of Sears Hometown and Outlet Stores, Inc. of our reports dated March 30, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sears Hometown and Outlet Stores, Inc. appearing in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Chicago, Illinois
March 30, 2017